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                                                                    Exhibit 10.3


                                5 DECEMBER 2003



                             VEDANTA RESOURCES PLC



                      STERLITE INDUSTRIES (INDIA) LIMITED



                     STERLITE OPTICAL TECHNOLOGIES LIMITED



                             STERLITE GOLD LIMITED



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                            SHARED SERVICES AGREEMENT

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                      (FRESHFIELDS BRUCKHAUS DERINGER LOGO)
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                                    CONTENTS

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CLAUSE                                                                      PAGE
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1.      DEFINITIONS AND INTERPRETATION........................................2
2.      SERVICES..............................................................2
3.      CONDITION PRECEDENT...................................................2
4.      CHARGES...............................................................2
5.      DURATION..............................................................3
6.      TERMINATION...........................................................3
7.      CONSEQUENCES OF TERMINATION...........................................4
8.      LIABILITY.............................................................5
9.      FORCE MAJEURE.........................................................5
10.     CONFIDENTIALITY.......................................................6
11.     SOTL OBLIGATIONS......................................................7
12.     STAR GOLD OBLIGATIONS.................................................7
13.     CONSENTS AND REGULATORY APPROVALS.....................................7
14.     NATURE OF AGREEMENT AND ENTIRE AGREEMENT..............................8
15.     COSTS.................................................................9
16.     VARIATION.............................................................9
17.     SUCCESSORS AND ASSIGNS................................................9
18.     INVALIDITY............................................................9
19.     NO PARTNERSHIP OR AGENCY..............................................9
20.     WAIVER...............................................................10
21.     FURTHER ASSURANCE....................................................10
22.     COUNTERPARTS.........................................................10
23.     NOTICES..............................................................10
24.     SUPPLY OF GOODS AND SERVICES ACT 1982................................12
25.     NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD
        PARTIES) ACT 1999....................................................12
26.     GOVERNING LAW AND JURISDICTION.......................................12
SCHEDULE 1 INTERPRETATION....................................................13
SCHEDULE 2 SERVICES..........................................................15
        PART 1 - HEAD OFFICE ADVISORY SERVICES...............................15
           1. Description of Services........................................15
           2. Duration of Services...........................................15
           3. Cost of Services...............................................16
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
        PART 2 - MISCELLANEOUS SERVICES......................................17
          1. Description of Services.........................................17
          2. Duration of Services............................................17
          3. Cost of Services................................................17
APPENDIX 1...................................................................18
          List of Employees..................................................18
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THIS AGREEMENT is made on 5 December 2003

BETWEEN:

(1) VEDANTA RESOURCES PLC a company incorporated under the laws of England and Wales with registration number 04740415, whose registered office is at Hill House, 1 Little New Street, London EC4A 3TR, United Kingdom (VEDANTA RESOURCES);

(2) STERLITE INDUSTRIES (INDIA) LIMITED, a company incorporated under the laws of India with registration number 130494, whose registered office is at B-10/4, Waluj, MIDC Industrial Area, Waluj, Aurangabad 431 133, Maharashtra, India (STERLITE);

(3) STERLITE OPTICAL TECHNOLOGIES LIMITED a company incorporated under the laws of India with registration number 125225, whose registered office is at B-10/4, Waluj, MIDC Industrial Area, Waluj, Aurangabad 431 133, Maharashtra, India (SOTL); and

(4) STERLITE GOLD LIMITED a company incorporated under the laws of Canada, whose registered office is at 19, Khanjian Street, Yerevan, Armenia 375010 (STERLITE GOLD).

WHEREAS:

(A)  Sterlite currently provides certain services to SOTL and Sterlite Gold.

(B) Twin Star Holdings Limited has an effective interest in 60.6 per cent. of the issued shared capital of Sterlite and has management control of its operations. Twin Star Holdings Limited has an interest in 35 per cent. of the issued share capital of SOTL and 55 per cent. in the issued share capital of Sterlite Gold.

(C) Vedanta Resources has made an application to the UK Listing Authority and to the London Stock Exchange plc (the LONDON STOCK EXCHANGE) for the admission of its entire ordinary issued share capital to the Official List of the UK Listing Authority (the Official List) and to trading on the Stock Exchange's main market for listed securities.

(D) As a consequence of the re-organisation involving the transfer of shares in SOTL and Sterlite Gold from Twin Star Holdings Limited to Twin Star International Limited pursuant to the Share Sale Agreement dated 1 December 2003 (the SHARE SALE AGREEMENT), SOTL and Sterlite Gold will not be part of the Vedanta Resources Group on Admission.

(E) In order to comply with the listing rules of the UK Listing Authority (the LISTING RULES) any commercial arrangements between Vedanta Resources, Sterlite and SOTL and Vedanta Resources, Sterlite and Sterlite Gold are required to be at arms' length and on a normal commercial basis.

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(F)  SOTL and Sterlite Gold wish Vedanta Resources and Sterlite to provide at arms' length on a normal commercial basis from Admission, various commercial services in relation to SOTL's and Sterlite Gold's businesses. Vedanta Resources and Sterlite are willing to supply the same on the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 Words and expressions used in this Agreement shall have the meanings set out in Schedule 1, unless the context requires otherwise.

1.2 The Schedules comprise schedules to this Agreement and form part of this Agreement.

2.   SERVICES

Subject to the terms of this Agreement, Vedanta Resources and Sterlite shall use their reasonable endeavours to, or shall procure that a member of the Vedanta Resources Group shall use its reasonable endeavours to, provide the services listed in Schedule 2 to this Agreement to SOTL and Sterlite Gold from Admission on the basis set out in Schedule 2.

3.   CONDITION PRECEDENT

3.1 This Agreement is conditional upon Admission taking place not later than 31 December 2003 and shall take effect on Admission.

3.2 If the condition precedent in clause 3.1 is not satisfied, or shall have become incapable of being satisfied, on or before 31 December 2003 (or such other later date as may be agreed in writing between the parties) all rights and obligations of the parties under this Agreement shall lapse and cease to have effect and neither party shall have any claim against any other under it, except that clause 10 (Confidentiality) shall remain in full force and effect.

4.   CHARGES

4.1 In consideration of the Vedanta Resources Group providing the Services to SOTL and Sterlite Gold, SOTL and Sterlite Gold shall each pay to Vedanta Resources and/or Sterlite, as appropriate, the Charges in accordance with the relevant provisions of Schedule 2.

4.2 If SOTL and/or Sterlite Gold fail to pay any amount payable by it by the due date for payment, Vedanta Resources, Sterlite or the relevant Vedanta Resources Group Company shall be entitled to charge an amount equal to interest on the overdue payment from the due date for payment up to and including the date of actual payment (whether before or after judgment) at the rate of one per cent. above the base rate from time to time of Barclays Bank plc.

                                                                          Page 2

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4.3  Amounts specified in this Agreement in respect of charges relating to services provided are exclusive of VAT and other duties and taxes payable thereon, which shall, if applicable be payable by SOTL and/or Sterlite Gold (as appropriate) in addition to the charges in question (and in the case of VAT, pursuant to a valid VAT invoice to be submitted by Vedanta Resources and/or Sterlite, as appropriate).

4.4 All amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law and neither SOTL nor Sterlite Gold nor any of their subsidiaries shall be entitled to assert any credit set-off or counterclaim against Vedanta Resources, Sterlite or any other member of the Vedanta Resources Group in order to justify withholding payment of any such amount in whole or in part.

4.5 If any third party costs associated with the provision of any Service increase, Vedanta Resources and/or Sterlite, as appropriate, shall be entitled, on prior written notice to SOTL and Sterlite Gold, as appropriate, to increase the Charge in respect of that Service to reflect the increase.

5.   DURATION

This Agreement shall come into effect on Admission and, subject to clauses 6 (Termination) and 9 (Force Majeure), shall continue in relation to each of the Services in force for the periods respectively set out in the relevant Part of
Schedule 2, as appropriate. The parties may by mutual agreement in writing terminate the provision of any or all of the Services in whole or in part at any time.

6.   TERMINATION

6.1 Any party shall be entitled to terminate this Agreement by written notice to the others with immediate effect if:

(a) any party commits any continuing or material breach (other than as contemplated by clause 9 (Force Majeure)) of any of the provisions of this Agreement (save for any breach which is caused by the party seeking to rely on it) and, in the case of such a breach which is capable of remedy, fails to remedy the same within 20 Business Days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

(b) an encumbrancer takes possession or a receiver is appointed over any of the material property or assets of any other party;

(c) any other party makes any voluntary arrangement with its creditors or becomes subject to an administration order, or

(d) any other party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganisation and in such manner that the company resulting from the reorganisation effectively agrees to be bound by, or to assume the obligations imposed on, that party under this Agreement).

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6.2  Any party shall be entitled to terminate a Service by written notice to the other parties with immediate effect if any other party commits any continuing or material breach (other than as contemplated by clause 9 (Force Majeure)) of any of the provisions of this Agreement (save for any breach which is caused by the party seeking to rely on it) and, in the case of such a breach which is capable of remedy, fails to remedy the same within 20 Business Days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied.

6.3 Each party shall be entitled to terminate this Agreement by written notice to the other parties with immediate effect if there is a Change of Control of another party to this Agreement.

6.4 Any waiver by a party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision.

6.5 Subject to clauses 8 (Liability) and 9 (Force Majeure), the rights to terminate this Agreement given by this clause 6 shall not prejudice any other right or remedy of any party in respect of the breach concerned (if any) or any other breach.

6.6 A variation of this Agreement as contemplated in clause 16 (Variation) shall not terminate this Agreement.

6.7 This clause is without prejudice to the termination provisions in clause 9 (Force Majeure).

6.8 For the purpose sub-clauses 6.1(a) and 6.2, a breach shall be considered capable of remedy if the party in breach will be able to comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

7.   CONSEQUENCES OF TERMINATION

7.1  On termination of this Agreement or any Service:

(a) each party shall promptly return or deliver to the other party any records and documents which, in the case of the termination of a Service, were provided to the other party solely in connection with the provision of that Service; and

(b) SOTL and/or Sterlite Gold (as appropriate) shall immediately pay all Charges and other amounts accrued for Services and work performed prior to termination, which in the case of the termination of a Service, pertains to that Service, which have not already been paid.

7.2 Upon the termination of this Agreement for any reason, subject as otherwise provided in this Agreement and to any rights or obligations which have accrued prior to termination and save for each party's obligations under clause 10 (Confidentiality), no party shall have any further obligation to the other under this Agreement.

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8.   LIABILITY

8.1 Vedanta Resources and Sterlite shall, and Vedanta Resources shall procure that other members of the Vedanta Resources Group supplying Services shall, in carrying out its duties and obligations in relation to the supply of the Services, exercise a reasonable degree of skill and care which is not materially lower than that exercised by the relevant member of the Vedanta Resources Group in providing similar Services prior to this Agreement.

8.2 If Vedanta Resources or Sterlite are in breach of their obligations in respect of the supply of Services under this Agreement, SOTL and/or Sterlite Gold, as appropriate, agree that their sole remedy shall be to require Vedanta Resources, Sterlite or the relevant member of the Vedanta Resources Group to carry out as promptly as practicable such repeat or remedial services as shall be appropriate to ensure that the relevant Services are carried out (save only as to the time of their performance) in accordance with this Agreement.

8.3 SOTL and Sterlite Gold agree that it shall not make any claim against Vedanta Resources, Sterlite or any other member of the Vedanta Resources Group or any of its or their respective directors, officers or employees to recover any losses which it, or any other person, may suffer or incur by reason of, arising out of, or otherwise in connection with the provision of the Services or the carrying out of any other obligations under this Agreement, save in respect of any reasonably foreseeable losses arising directly out of the fraud, wilful default, gross negligence or bad faith of any member of the Vedanta Resources Group or any of their respective directors, officers or employees.

8.4 In no event shall Vedanta Resources, Sterlite or any other member of the Vedanta Resources Group be liable to either SOTL or Sterlite Gold for loss of profit or any indirect or consequential loss of any kind in connection with the provision of the Services whether arising from negligence, breach of contract, misrepresentation or otherwise.

8.5 Notwithstanding the foregoing provisions of this clause 8, Vedanta Resources and Sterlite's liability to SOTL and/or Sterlite Gold, as appropriate for death, personal injury or fraudulent misrepresentation shall not be excluded.


9.   FORCE MAJEURE

9.1 If any party is affected by Force Majeure it shall promptly notify the other party of the nature and extent of the circumstances in question.

9.2 Notwithstanding any other provision of this Agreement, neither Vedanta Resources or Sterlite shall be deemed to be in breach of this Agreement, or otherwise be liable to either SOTL or Sterlite Gold, for any delay in performance or other non-performance of any of its obligations under this Agreement to the extent that the delay or non-performance is due to any Force Majeure of which it has notified SOTL and/or Sterlite Gold, as appropriate, and the time for performance of that obligation shall be extended accordingly.

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9.3 If at any time Vedanta Resources, Sterlite or any relevant member of the
Vedanta Resources Group is affected by Force Majeure in respect of the provision of the Services or any of them, SOTL and/or Sterlite Gold, as appropriate, shall be entitled to obtain from any other person such Services as the Vedanta Resources Group is unable to provide, but the Vedanta Resources Group shall in no way be held liable or accountable for any additional cost, loss or liability incurred by either SOTL or Sterlite Gold in doing so.

10.  CONFIDENTIALITY

10.1 If a Vedanta Resources Group Company and SOTL and/or Sterlite, as appropriate, exchange Confidential Information in the course of performing this Agreement, such Confidential Information shall be used by the recipient solely for purposes consistent with this Agreement.

10.2 Confidential Information shall be maintained as confidential by the receiving party and may only be disclosed to:

(a) such of its employees, agents and any contractors who reasonably require such disclosure in order for that party to fulfil its obligations under this Agreement;

(b)  its legal, accounting, insurance and other professional advisers;

(c) other members of the Vedanta Resources Group and any subsidiaries of SOTL who need to know the same for the performance of this Agreement;

(d) the Inland Revenue, HM Customs & Excise and any other governmental or public authority or officer whether in the United Kingdom or otherwise to the extent that such persons require such disclosure for the proper discharge of their functions; or

(e) comply with any applicable law or regulation or legal proceedings or the rules of any applicable stock exchange, to the extent such disclosure is required to ensure such compliance.

10.3 For the purpose of this clause 5, CONFIDENTIAL INFORMATION means any information acquired concerning the other party or its affairs, save that neither party shall be obligated to maintain in confidence any information received from the other party if the information:

(a) was in the possession of such party prior to its receipt from the other party; or

(b) is independently developed by such party without the utilisation of such Confidential Information; or

(c)  is or becomes public knowledge without the fault of such party; or

(d) is or becomes available to such party from a source other than the other party; or

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(e)  is received by such party after notification to the other party that it will not accept any further information.

10.4 The terms and conditions of this clause shall survive the termination, for any reason whatsoever, of this Agreement for a period of two years.

11.  SOTL OBLIGATIONS

SOTL shall:

(a) give the employees of any member of the Vedanta Resources Group engaged in the provision of any Service access to any of the facilities or premises of each member of the SOTL Group to the extent reasonably required in connection with the provision of the Services;

(b) at their own cost, promptly provide on request to any member of the Vedanta Resources Group all information (including copies of documents and data) and other assistance reasonably required by any member of the Vedanta Resources Group to provide, or procure the provision of, the Services in accordance with this Agreement; and

(c) ensure that those of their personnel whose decisions are necessary for the performance of the Services are available at all reasonable times on reasonable notice for consultation on any matter relating to the Services.

12.  STAR GOLD OBLIGATIONS

Sterlite Gold shall:

(a) give the employees of any member of the Vedanta Resources Group engaged in the provision of any Service access to any of the facilities or premises of Sterlite Gold to the extent reasonably required in connection with the provision of the Services;

(b) at their own cost, promptly provide on request to any member of the Vedanta Resources Group all information (including copies of documents and data) and other assistance reasonably required by any member of the Vedanta Resources Group to provide, or procure the provision of, the Services in accordance with this Agreement; and

(c) ensure that those of their personnel whose decisions are necessary for the performance of the Services are available at all reasonable times on reasonable notice for consultation on any matter relating to the Services.

13.  CONSENTS AND REGULATORY APPROVALS

13.1 Where the permission, licence or other consent of or registration with any relevant governmental or regulatory authority (OFFICIAL APPROVAL) is necessary to enable any member of the Vedanta Resources Group or any director, officer or employee of any member of the Vedanta Resources Group to supply any of the

                                                                          Page 7

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Services, Vedanta Resources or Sterlite (as appropriate) shall use its reasonable endeavours at SOTL and/or Sterlite Gold's cost (as appropriate) to obtain and maintain such Official Approval.

13.2 If Vedanta Resources or Sterlite, having used its reasonable endeavours to do so, is unable to obtain any such Official Approval, notwithstanding any other provision of this Agreement, Vedanta Resources or Sterlite shall not be obliged to provide any Service for which such Official Approval was necessary.

14.  NATURE Of AGREEMENT AND ENTIRE AGREEMENT

14.1 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of or relying on any representation, warranty or other provision except as expressly provided in this Agreement and accordingly all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

14.2 If any provision of this Agreement is held by any court or other competent authority in any jurisdiction to be void or unenforceable in whole or part, the other provisions of this Agreement and the remainder of the affected provisions shall continue to be valid in that and in any other jurisdiction. The parties shall use all reasonable endeavours to replace the void or unenforceable provision with a valid and enforceable substitute provision, the effect of which is as close as possible to the intended effect of the void or unenforceable provision.

14.3 This Agreement sets out the entire agreement and understanding between the parties with respect to the provision of Services and supersedes all previous agreements, arrangements and understandings between the parties relating to the provision of Services which shall cease to have any further force or effect. It is agreed that:

(a) neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party which is not expressly set out or referred to in this Agreement;

(b) neither party shall have any claim or remedy in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement) or untrue statement made by the other party or any of its Connected Persons;

(c) this clause shall not exclude any liability for or remedy in respect of fraudulent misrepresentation by either party or any of its Connected Persons; and

(d) save as expressly set out in this Agreement or in any other agreement or document referred to in this Agreement, no party or Connected Person shall owe any duty of care to any other party or Connected Person.

Each party contracts in this clause 14 on its own behalf and as agent for each of its Connected Persons. Each Connected Person which contracts through the agency of a party may enforce this clause 14 direct against each other party and Connected

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Person. In this clause 14, CONNECTED PERSON means (a) a party's officers, employees, group undertakings, agents and advisers, (b) officers, employees, agents and advisers of a party's group undertakings; and (c) officers, employees and partners of any such agent or adviser or of any group undertaking of such an agent or adviser.

15.  COSTS

Except as expressly set out in this Agreement, each party shall bear and pay its own costs, charges and expenses incurred in the negotiation, preparation and implementation of this Agreement.

16.  VARIATION

No variation of this Agreement or of any of the documents referred to in this Agreement shall be valid unless it is in writing specifically referring to this Agreement and duly signed by or on behalf of each of the parties hereto. The expression VARIATION shall include any variation, supplement, deletion, waiver or replacement however effected.

17.  SUCCESSORS AND ASSIGNS

17.1 Vedanta Resources and Sterlite shall be entitled to perform any of the obligations undertaken by them, and to exercise any of the rights granted to them, under this Agreement through any other company which is a Vedanta Resources Group Company at that time, and any act or omission of any such Vedanta Resources Group Company shall, for the purposes of this Agreement, be deemed to be the act or omission of Vedanta Resources or Sterlite, as appropriate.

17.2 Except as provide in clause 17.1 above, this Agreement is personal to the parties and neither of them may (without the prior written consent of the other) assign, mortgage, charge or dispose of any of their rights hereunder, or sub-contract or otherwise delegate any of their obligations under this Agreement.

18.  INVALIDITY

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding the foregoing, the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving so nearly as possible the same commercial effect, to be substituted for the provision so found to be void or unenforceable.

19.  NO PARTNERSHIP OR AGENCY

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties nor, save as may be expressly set out herein, constitute either party the agent of the other party for any purpose.

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20.  WAIVER

20.1 Any delay by a party in exercising, or failure to exercise, any right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under this Agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

20.2 The rights and remedies of a party under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21.  FURTHER ASSURANCE

Each party shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other party may from time to time reasonably require for the purpose of giving to the first party the full benefit of all of the provisions of this Agreement.

22.  COUNTERPARTS

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of the counterparts shall together constitute one and the same instrument.

23.  NOTICES

23.1 Any notice or other communication to be given by one party to the other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 23.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 23.2 and in each case marked for the attention of the relevant party set out in clause 23.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 23). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)  in the case of delivery by hand, when delivered;

(b) in the case of fax, at the time of transmission, on receipt of a valid answerback;

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10 a.m. on the second Business Day following the date of posting,

PROVIDED THAT in each case where delivery by hand or by fax occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

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23.2 The addresses and fax numbers of the parties for the purpose of clause 23.1 are as follows:

VEDANTA RESOURCES

Address:                                  44 Hill Street, London, W1J 5NX

Fax No:                                   +44 20 7629 7426

Addressed for the attention of:           Company Secretary


STERLITE

Address:                                  Dhanraj Mahal, 5th Floor, C.S.M.
                                          Road, Apollo Bunder, Mumbai 400 039,
                                          India

Fax No:                                   +91 22 2283 6474

Addressed for the attention of:           Tarun Jain


SOTL

Address: B-10/4, Waluj Industrial Area, Waluj, Aurangabad 431 133, Maharashtra, India

Fax No:                                   +91 240 256 4066

Addressed for the attention of:           Dr Anand Agarwal


STERLITE GOLD

Address:                                  19, Khanjian Street, Yerevan, Armenia
                                          375010

Fax No:                                   +37 41 542 270/263

Addressed for the attention of:           Sanjay Dalmia



23.3 Either party may notify the other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 23, provided that such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

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(b)  if no date is specified or the date specified is less than five Business
     Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

24.  SUPPLY OF GOODS AND SERVICES ACT 1982

The parties agree that, to the extent permissible and subject to any requirements to the contrary under English law, the terms implied by the supply of Goods and Services Act 1982 are excluded in relation to the Services provided under this Agreement.

25.  NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms, subject to the rights of any Vedanta Resources Group Company which is providing Services pursuant to this Agreement.

26.  GOVERNING LAW AND JURISDICTION

26.1 This Agreement and the relationship between the parties is governed by, and shall be interpreted in accordance with, English law.

26.2 Each of the parties agrees that the courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement, and for such purposes irrevocably submit to the jurisdiction of the English courts.

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                                   SCHEDULE 1

                                 INTERPRETATION

1.1 In this Agreement, the following terms shall, unless the context requires otherwise, have the following meanings:

ADMISSION means admission of the issued and to be issued ordinary share capital of Vedanta Resources to the Official List and to trading on the London Stock Exchange's main market for listed securities becoming effective in accordance with paragraph 7.1 of the Listing Rules and paragraph 2.1 of the Admission and Disclosure Standards of the London Stock Exchange;

BUSINESS DAY means any day (other than Saturday or Sunday) on which clearing banks are generally open in the City of London for the transaction of normal banking business;

BUSINESS HOURS means the hours of 9.00 a.m to 5.00 p.m. (inclusive);

CHANGE OF CONTROL means:

(a) the acquisition by a third party (together, if applicable, with persons acting in concert with any such third party) of a Controlling Interest in SOTL, Sterlite Gold, Vedanta Resources or Sterlite (as appropriate); or

(b) the acquisition by any person of all or a substantial part of the business of SOTL or Sterlite Gold or the Vedanta Resources Group (as appropriate);

CHARGE means in respect of any particular Service the costs and charges for that Service as specified in Schedule 2 and CHARGES shall be construed accordingly;

CONTROLLING INTEREST means:

(a) the ownership or control (directly or indirectly) of more than fifty per cent (50%) of the voting share capital of the relevant undertaking;

(b) the ability to direct the casting of more than fifty per cent (50%) of the votes exercisable at general meetings of the relevant undertaking on all, or substantially all, matters; or

(c) the right to appoint or remove directors of the relevant undertaking holding a majority of the voting rights at meetings of the board on all, or substantially all, matters;

FORCE MAJEURE means in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lockout or other form of industrial action) which could reasonably be expected to have an adverse effect on that party's ability to perform its obligations under this Agreement;

LISTING RULES means the Listing Rules of the UK Listing Authority made under
Section 74 of the Financial Services and Markets Act 2000 (as altered from time to time);

LONDON STOCK EXCHANGE means London Stock Exchange plc;

OFFICIAL LIST means the Official List of the UK Listing Authority;

SERVICES means the services to be provided by Vedanta Resources and Sterlite to SOTL and Sterlite Gold in accordance with this Agreement, and as set out in further detail in Schedule 2 (the Services set out in each part thereof being a SERVICE);

SITE means any site at which any Service or Services are provided from time to time;

SUBSIDIARY and HOLDING COMPANY shall have the meaning ascribed to them by
Section 736 of the Companies Act 1985, as amended by the Companies Act 1989;

VEDANTA RESOURCES GROUP means Vedanta Resources and its subsidiaries from time to time and VEDANTA RESOURCES GROUP COMPANY means any of them;

VAT means value added tax chargeable under VATA; and

VATA means the Value Added Tax Act 1994 or any equivalent tax or legislation in another jurisdiction.

1.2  Unless the context otherwise requires:

(a) the HEADINGS are inserted for convenience only and shall not affect the construction of this Agreement;

(b) any reference to an ENACTMENT is a reference to it as from time to time amended, consolidated or re-enacted (with or without modification) as at the date of this Agreement and includes all instruments or orders made under such enactment as at such date;

(c)  words denoting any GENDER shall include all genders;

(d)  words denoting the single shall include the plural and vice versa;

(e) references to a party or PARTIES are references to a party or PARTIES to this Agreement; and

(f) any reference to the word include or INCLUDING shall be construed as "including, but not limited to" or "including, without limitation", as appropriate.

                                   SCHEDULE 2

                                    SERVICES

                     PART 1 - HEAD OFFICE ADVISORY SERVICES

1.   DESCRIPTION OF SERVICES

1.1 If and to the extent requested by SOTL and/or Sterlite Gold, as appropriate, Vedanta Resources and/or Sterlite will provide to SOTL and Sterlite Gold reasonable access to certain employees of the Vedanta Resources Group, on reasonable prior notice, for such employees to provide certain advisory services in relation to their specific positions and functions within the Vedanta Resources Group.

1.2 Subject to paragraph 1.3 of this Part 1 of Schedule 2, a list of the relevant employees of the Vedanta Resources Group who will provide the Services pursuant to paragraph 1.1 of this Part 1 of Schedule 2 is attached to this Agreement as Appendix 1. In the event any employee listed in Appendix 1 leaves the employment of the Vedanta Resources Group, their name shall be deemed to be removed from Appendix 1.

1.3 The parties may, in their discretion, agree from time to time that certain other employees of the Vedanta Resources Group will be required to provide the Services pursuant to paragraph 1.1 of this Part 1 of Schedule 2 and Appendix 1 may be so amended from time to time by such mutual agreement. In the event that an employee listed in Appendix 1 leaves the employment of the Vedanta Resources Group and is replaced by a new employee, Vedanta Resources or Sterlite may, but shall not be obliged to, notify SOTL and Sterlite Gold in writing of the name of such new employee and upon such notification the name of such employee shall be deemed to have been inserted in Appendix 1 of this Agreement.

1.4 SOTL and Sterlite Gold acknowledge that in providing Services pursuant to paragraph 1.1 of this Part 1, neither Vedanta Resources nor any member of the Vedanta Resources Group, nor any of their respective employees, other than Navin Agarwal, shall be responsible for formulating any SOTL and/or Sterlite Gold policy or system in respect of any matter the subject of such Service but shall provide assistance and advice in applying such policies or systems as previously adopted by the Board of Directors of the relevant company.

2.   DURATION OF SERVICES

Services under this Part 1 shall (subject to the terms and conditions of this Agreement) continue until the earliest to occur of:

(a) termination of this Agreement in accordance with Clause 6 or this Service in accordance with its terms;

(b)  three months' written notice by either party; or

(c)  31 December 2006.

3.   COST OF SERVICES

3.1 The cost of access to the directors, officers and employees of each member of the Vedanta Resources Group shall be paid by SOTL and/or Sterlite Gold, as appropriate.

3.2 The cost of the Services provided pursuant to this Part 1 of Schedule 2 shall be paid by SOTL and/or Sterlite Gold, as appropriate, monthly or in arrear within 30 Business Days of submission by Vedanta Resources and/or Sterlite, as appropriate, of an invoice in respect of such Services.

3.3 For the purposes of paragraph 3.1, COSTS in relation to the Services provided to SOTL pursuant to this Part 1 of Schedule 2 shall mean:

     Total number of employees of      X      Total salary cost to the Vedanta
     SOTL on the last day of the              Resources Group of the
     period for which costs are               employment of the relevant
     being calculated                         director, officer or employee for
                                              the period of time over which
                                              Services have been provided

     ____________________________
     Total number of employees of
     Vedanta Resources Group +
     SOTL on the last day of the
     period for which costs are
     being calculated


3.4 For the purposes of paragraph 3.1, COSTS in relation to the Services provided to Sterlite Gold pursuant to this Part 1 of Schedule 2 shall mean:

     Total number of employees of      X      Total salary cost to the Vedanta
     Sterlite Gold on the last                Resources Group of the employment
     day of the period for which              of the relevant director, officer
     costs are being calculated               or employee for the period of time
                                              over which Services have been
                                              provided

     ____________________________
     Total number of employees of
     Vedanta Resources Group +
     Sterlite Gold on the last
     day of the period for which
     costs are being calculated

3.5 All expenses incurred by the relevant director, officer or employee in connection with providing Services to SOTL and/or Sterlite Gold, as appropriate, pursuant to this Part 1 of Schedule 2 shall be reimbursable at cost.

                        PART 2 - MISCELLANEOUS SERVICES

1.   DESCRIPTION OF SERVICES

1.1 Vedanta Resources and/or Sterlite, as appropriate, will, on the request of SOTL and/or Sterlite Gold, as appropriate, provide such other services as may be mutually agreed between the parties from time to time and which are not to be provided pursuant to any other provision of this Agreement.

2.   DURATION OF SERVICES

2.1 Services under this Part 2 shall (subject to the terms and conditions of this Agreement) continue until the earliest to occur of:

(a) termination of this Agreement in accordance with Clause 6 of this Agreement or this Service in accordance with the terms as agreed between the parties;

(b)  three months written notice by either party; or

(c)  31 December 2006.

3.   COST OF SERVICES

3.1 The cost of the Services provided pursuant to this Part 2 of Schedule 2 shall be paid by SOTL and/or Sterlite Gold, as appropriate, monthly or in arrear within 30 Business Days of submission by Vedanta Resources and/or Sterlite, as appropriate, of an invoice in respect of such Services.

3.2 For the purposes of paragraph 3.1, COSTS shall mean the cost which is reasonably determined by Vedanta Resources and/or Sterlite, as appropriate, to be the actual cost of providing such Services plus an additional 20 per cent. on such amount, and ignoring for these purposes any relevant fixed overhead costs of any member of the Vedanta Resources Group.

                                   APPENDIX 1

                                LIST OF EMPLOYEES


1.   Anil Agarwal

2.   Priyank Thapliyal

3.   Navin Agarwal

4.   Tarun Jain

5.   Ramesh Venkat

6.   B.K. Pansari

7.   T. Venkatesan

8.   D. D. Jalan

9.   Dilip Golani

10.  S. Venkatesh

11.  D.K. Vasal

SIGNED BY                         )
for and on behalf of              )   /s/ Andrew Woolley
VEDANTA RESOURCES PLC             )


SIGNED BY                         )
for and on behalf of              )   /s/ Tarun Jain
STERLITE INDUSTRIES (INDIA)       )
LIMITED                           )


SIGNED BY                         )
for and on behalf of              )   /s/ Anand Agarwal
STERLITE OPTICAL                  )
TECHNOLOGIES LIMITED              )


SIGNED BY                         )
for and on behalf of              )   /s/ Sanjay Dalmia
STERLITE GOLD LIMITED             )

(VEDANTA LOGO)                                          VEDANTA RESOURCES PLC
                                                        16 Berkeley Street
                                                        London W1J 8DZ

                                                        Tel: +44 (0)20 7499 5900
To: Sterlite Industries (India) Limited (STERLITE)      Fax: +44 (0)20 7491 8440
                                                        www.vedantaresources.com
To: Sterlite Gold Limited (STERLITE GOLD)

To: Sterlite Optical Technologies Limited (SOTL)


                                                            13th April 2006


Dear Sirs,


AMENDMENT OF THE SHARED SERVICES AGREEMENT BETWEEN SOTL, STERLITE GOLD, STERLITE AND VEDANTA RESOURCES PLC (VEDANTA RESOURCES) DATED 5 DECEMBER 2003

We refer to the shared services agreement dated 5 December 2003 between SOTL, Sterlite Gold, Sterlite and Vedanta Resources (the SHARED SERVICES AGREEMENT). Unless otherwise defined herein, defined terms used in this letter shall have the meanings given to them in the Shared Services Agreement.

Each of the parties to the Shared Services Agreement hereby agrees that the Shared Services Agreement be amended as follows:

1. The changes set out in 2 and 3 below are hereby agreed to have been effective from 10 December 2003 to 31 March 2005.

2. Appendix 1 (List of Employees) of the Agreement shall be deleted and replaced by Appendix 1 of this Letter.

3. In respect of Mr Anil Agarwal, twenty five per cent. of his salary cost be used when determining the costs as set out in Paragraphs 3.3 and 3.4 of
     Part 1 of Schedule 2 to the Shared Services Agreement.

4. The change set out in paragraph 5 below is hereby agreed to have become effective from 1 April 2005.

5. Paragraphs 3.3 and 3.4 of Part 1 of Schedule 2 to the Shared Services Agreement shall be deleted and replaced with the following:

     "3.3 For the purposes of paragraph 3.1, COSTS in relation to the Services provided to SOTL and/or Sterlite Gold (as applicable) pursuant to Part 1 of Schedule 2 by any director, officer or employee of any member of the Vedanta Resources Group shall mean the following:

REGISTERED OFFICE: Hill House, 1 Little New Street, London EC4A 3TR. Registered in England and Wales No. 4740415.

(VEDANTA LOGO)

          the total salary cost of such director, officer or employee to the Vedanta Resources Group, during the period when the relevant Services were provided, apportioned in accordance with the amount of time spent on the provision of the Services by such director, officer or employee of any member of the Vedanta Resources Group, plus an additional 20 per cent. on such amount and ignoring for these purposes any relevant fixed overhead costs of any member of the Vedanta Resources Group.

This letter may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be original, but all of which together shall constitute one and the same instrument.

This construction, performance and validity of this letter shall be governed by and construed in all respects in accordance with English law.

Please confirm your agreement to the amendments set out in this letter by signing where indicated below.

SIGNED BY                         )
for and on behalf of              )   /s/ Deepak Kumar, Company Secretary
VEDANTA RESOURCES PLC             )


We hereby agree to the amendments as set out in this letter.


SIGNED BY                         )
for and on behalf of              )   /s/ Tarun Jain
STERLITE INDUSTRIES (INDIA)       )
LIMITED                           )


SIGNED BY                         )
for and on behalf of              )   /s/ Anand Agarwal
STERLITE OPTICAL                  )
TECHNOLOGIES LIMITED              )


SIGNED BY                         )
for and on behalf of              )   /s/ B.K. Sharma, CEO
STERLITE GOLD LIMITED             )

(VEDANTA LOGO)

                                   APPENDIX 1


NAME                           STERLITE GOLD               SOTL

Piloo Wadia                    x                           x

Dilip Golani                   -                           x

Rajeev Batra                   -                           x

KV Sriram                      x                           x

Vikram Sharma                  -                           x

DD Jalan                       x                           -

DK Vasal                       -                           x

Priyank Thapliyal              x                           -

Vinay Gaokar                   -                           x

B Anand                        -                           x

                                                                          Page 3